As filed with the Securities and Exchange Commission on March 20, 2001
                                                                     Reg. No. 33
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------
                              INTRACO SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                                           87-0381511
(State or other jurisdiction of                         (I.R.S. Employer
Incorporation or organization)                          identification No.)

                            3998 Fau Blvd., Suite 210
                            Boca Raton, Florida 33431
                                 (561) 367-0600
                    (Address of principal executive offices)


                  ---------------------------------------------
                        ADVISORY AND CONSULTING AGREEMENT
                              (Full title of plan)
                        --------------------------------

                                 Jack S. Berger
                                    President
                            3998 Fau Blvd., Suite 210
                            Boca Raton, Florida 33431
                     (Name and address of agent for service)

                                 (561) 367-0600
          (Telephone number, including area code of agent for service)

                                    Copy to:
                              Owen Naccarato, Esq.
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                      (818) 255-4996 / (818) 255-4997 (fax)

                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                              Proposed maximum     Proposed maximum
Title of securities     Amount to be          offering price       aggregate offering    Amount of
to be registered        registered            per share            price                 registration fee
===================================================================================================================
Common Stock
( par value .001)       2,680,000             $0.10                $268,000              $67.00
===================================================================================================================

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the exercise price of 2,680,000 options at $0.10 per share.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*

                  *Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents filed by Intraco Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) the Company's annual report on Form 10-KSB/A for the fiscal year ended December 31, 1999 (Commission File No. 0-27073):

         (b) all other reports filed by the Company pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year ended December 31, 1999 through the date hereof; and

         (c) the Registrant's Form 10SB12G filed on September 24, 1999 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

         (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

         Not applicable.

Item 6. Indemnification of Directors and Officer

            Intraco may agree to the terms and conditions upon which any director, officer, employee or agent accepts an office or position and in its By-laws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of Intraco, or any person who serves at the request of Intraco as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the Nevada Revised Statutes (including, without limitation, the statutes, case law and principles of equity) of the State of Nevada. If the NRS (including without limitation, the statutes, case law or principles of equity, as the case may be) of the State of Nevada are amended or changed to permit or authorize broader rights of indemnification to any of the persons referred to in the immediately preceding sentence, then Intraco shall be automatically authorized to agree to indemnify such respective persons to the fullest extent permitted or authorized by such law, as so amended or changed, without the need for amendment or modification of the Articles of Intraco and without further action by the Directors or stockholders of Intraco.

         Without limiting the generality of the foregoing provision of this item, to the fullest extent permitted or authorized by the NRS as now in effect and as the same may from time to time hereafter be amended, no director of Intraco shall be personally liable to Intraco or to its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the immediately preceding sentence shall not adversely affect any right or protection of a director of Intraco existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

Commission Policy

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibits to this registration statement are listed in the index to Exhibits on page 9.

Item 9. Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

                  The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on March 13, 2001.

                                            INTRACO SYSTEMS, INC.

                                            BY /s/ WALT NAWROCKI
                                              ----------------------------------
                                              Walt Nawrocki, Director/CEO


Each person whose signature appears below hereby constitutes and appoints Walt Nawrocki as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933. Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                   Date
---------                                  -----                   ----

/s/ ROBERT HILDRETH, JR.             Chairman of the Board     March 20, 2001
---------------------------
Robert Hildreth, Jr.

/s/ JACK BERGER                      President and Director    March 20, 2001
---------------------------
Jack Berger

/s/ WALT NAWROCKI                    Chief Executive Officer   March 20, 2001
---------------------------          and Director
Walt Nawrocki

/s/ ROBERT MARCUS                    Chief Financial Officer   March 20, 2001
---------------------------          (Principal Financial
Robert Marcus                        and Accounting Officer)

/s/ WILLIAM D. HAGER                 Director                  March 20, 2001
---------------------------
William D. Hager

/s/ BENJAMIN W. KREIGER              Director                  March 20, 2001
---------------------------
Benjamin W. Kreiger

                                INDEX TO EXHIBITS

        EXHIBIT
        NO.                                DESCRIPTION
        -------                            -----------

         4.1      Advisory and Consulting Agreement

         5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

         23.1     Consent of Independent Public Accountants.

         23.2     Consent of Counsel (included as part of Exhibit 5.1)


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